The UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

BLACK DIAMOND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39200	81-4254660
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, 14th Floor
Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

(617) 252-0848

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BDTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On December 13, 2023, Black Diamond Therapeutics, Inc. (the “Company”) issued a press release titled “Black Diamond Announces Topline Results from Phase 1 Dose Escalation Trial of BDTX-1535 in Patients with Recurrent GBM.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On December 13, 2023, the Company announced topline results from the dose escalation portion of the Phase 1 clinical trial of BDTX-1535 in patients with recurrent glioblastoma (“GBM”) who expressed epidermal growth factor receptor (“EGFR”) alterations at the time of their initial diagnosis.

Phase 1 Dose Escalation Clinical Trial Topline Results in Patients with Recurrent GBM

Clinical data as of November 2023 reflect 27 patients with recurrent GBM who received a range of doses spanning 15 mg to 400 mg once daily (“QD”) in the dose escalation cohort. No new safety signals were observed, and adverse events were consistent with the EGFR tyrosine kinase inhibitor class of drugs, including primarily Grade 1 and 2 diarrhea and rash. Patients with non-small cell lung cancer dosed at 100 mg QD or greater demonstrated confirmed partial responses in lung lesions and central nervous system metastases.

Key enrollment and inclusion factors:

•	Of the 27 patients with recurrent GBM, 22 were started at or escalated to a dose of 100 mg QD or greater and reached at least one post baseline tumor assessment.
•	Patients were heavily pretreated, with a median of two prior lines of therapy (range of one to four). All patients except one had received prior temozolomide. Other prior treatments included chemotherapy, bevacizumab, checkpoint inhibitors or investigational agents.
•	Patients were required to have EGFR alterations at the time of diagnosis, but EGFR status was not known at time of treatment with BDTX-1535 as biopsies are not commonly performed for recurrent disease.

Key results:

•	Of the 22 patients evaluable for efficacy, three patients were on therapy longer than ten months, one patient longer than six months, and five patients longer than four months. Historical progression-free survival in this population is in the range of two to four months.
•	The patient on therapy the longest remains on BDTX-1535 at 100 mg QD for over fifteen months with prolonged disease stabilization. This patient had previously progressed after three months of temozolomide treatment.
•	Of the 19 patients with measurable disease by Response Assessment in Neuro-Oncology criteria, one patient achieved a confirmed partial response and eight patients experienced stable disease. The patient with the confirmed partial response stayed on treatment for longer than four months at 200 mg QD.

The Company plans to submit results from the dose escalation GBM cohort for presentation at a medical meeting in the second quarter of 2024.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such statements include, but are not limited to, the continued development and advancement of BDTX-1535, including the Phase 1 clinical trial and the expected timing for presentation of the full BDTX-1535 dose escalation data in GBM, and the potential of BDTX-1535 to benefit patients with GBM in an earlier line of treatment. In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable,” “likely” or the negative of these terms or other similar expressions. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the United States Securities and Exchange Commission and in its subsequent filings filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Black Diamond Therapeutics, Inc., dated December 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK DIAMOND THERAPEUTICS, INC.

Date: December 13, 2023	By:	/s/ Brent Hatzis-Schoch
	Name:	Brent Hatzis-Schoch
	Title:	Chief Operating Officer and General Counsel